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                                                                   EXHIBIT 4.3




                          SUPPLEMENTAL INDENTURE NO. 1



                     OLD REPUBLIC INTERNATIONAL CORPORATION

                                       to

                            WILMINGTON TRUST COMPANY



        SUPPLEMENTAL INDENTURE NO. 1, dated as of June ___, 1997 between Old Republic International Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal executive office at 307 North Michigan Avenue, Chicago, Illinois, and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as Trustee (herein called the "Trustee").

                            Recitals of the Company

        WHEREAS, the Company and the Trustee entered into an Indenture dated as of August 15, 1992 (the "Indenture") in connection with the issuance by the Company from time to time of its Debt Securities (herein called the "Debt Securities"); and

        WHEREAS, the Company issued a certain series of Debt Securities on August 26, 1992, and fully redeemed all such Debt Securities according to their terms and conditions on March 18, 1996, and no Debt Securities remain outstanding; and

        WHEREAS, the Company intends to issue certain other Debt Securities and, prior to so doing, desires to enter into a supplemental indenture to modify certain provisions of the Indenture, as authorized by duly adopted resolutions of the Company's Board of Directors; and

        WHEREAS, Article Nine of the Indenture permits the Company to modify the Indenture from time to time by entering into one or more supplemental indentures, and all actions required to be taken under the Indenture with respect to this Supplemental Indenture have been taken.

        NOW THEREFORE, in consideration of the premises, the parties hereby agree as follows:
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 1.   Definitions.

        The defined term "Principal Insurance Subsidiary" in Section 101, Definitions, of Article One is amended to read in its entirety as follows:

        "'Principal Insurance Subsidiary' means each of Old Republic Insurance Company, Old Republic National Title Insurance Company, Republic Mortgage Insurance Company, Bituminous Casualty Corporation and Great West Casualty Company and any successor to all or a principal part of the business or properties of any thereof."

 2.   Covenants.

        Section 1006, Limitations on Issue or Disposition of Stock of Principal Insurance Subsidiaries, of Article Ten is amended to read in its entirety as follows:

        "Section 1006. Limitations on Issue or Disposition of Stock of Principal Insurance Subsidiaries.

                    The Company will not, and will not permit any Principal Insurance Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the capital stock (other than non-voting, non-convertible preferred stock) of any Principal Insurance Subsidiary (except to the Company or to one or more wholly-owned subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if at the time of such transaction

   (A) (1) the capital stock of a Principal Insurance Subsidiary is disposed of for consideration consisting of cash or other property which is at least equal to the fair value of such capital stock, as determined by the Board of Directors; or

       (2) in the opinion of the Board of Directors, the issuance, sale, assignment, transfer or other disposition is in the best interests of the Company and the Principal Insurance Subsidiaries; or

       (3) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Principal Insurance Subsidiaries; and

   (B) immediately after such transaction there will not have occurred an Event of Default or an event which, after notice or lapse of time or both, would become an Event of Default."
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 3.   Debt Securities Issuable in Global Form.

        If so established in or pursuant to a resolution or resolutions of the Board of Directors of the Company and set forth in an Officers' Certificate, or established in one or more supplemental indentures, prior to the initial issuance of Debt Securities of any series, the Debt Securities of the series may be issued in whole or in part in the form of one or more global Debt Securities and, in such case, such resolutions of the Board of Directors or supplemental indenture shall set forth the depository for such global Debt Security or Debt Securities and the terms and conditions, if any, upon which interests in such global Debt Security or Debt Securities may be exchanged, in whole or in part, for the individual Debt Securities represented thereby.

        If the Company shall establish that the Debt Securities of a series are to be issued in whole or in part in the form of one or more global Debt Securities, then the Company shall execute and the Trustee shall authenticate and deliver one or more global Debt Securities that (i) shall represent an aggregate amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more global Debt Securities, (ii) shall be registered in the name of the depository for such global Debt Security or Debt Securities or the nominee of such depository,
(iii) shall be delivered by the Trustee to such depository or pursuant to such depository's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this global Debt Security may not be transferred except as a whole by the depository to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by any such depository or any such nominee to a successor depository or a nominee of such successor depository."

        If required by the applicable provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each depository designated for a global Debt Security in registered form must, at the time of its designation and at all times while it serves as depository, be a clearing agency registered under the Exchange Act and any other applicable statute or regulation.

        Notwithstanding any other provision of this Section, unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security representing all or a portion of the Debt Securities of a series may not be transferred except as a whole by the depository for such series to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository for such series or by such depository or any such nominee to a successor depository for such series or a nominee of such successor depository.

        If at any time the depository for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as depository for the Debt Securities of such series or if at





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any time the depository for the Debt Securities of such series shall no longer be eligible under the Exchange Act, if so required, the Company shall appoint a successor depository with respect to the Debt Securities of such series. If a successor depository for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company's election to issue global Debt Securities shall no longer be effective with respect to the Debt Securities of such series and the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, without service charge, Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the global Debt Security or Debt Securities representing such series in exchange for such global Debt Security or Debt Securities.

        The Company may at any time and in its sole discretion determine that the Debt Securities of any series issued in the form of one or more global Debt Securities shall no longer be represented by such global Debt Security or Debt Securities. In such event the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, without service charge, individual Debt Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the global Debt Security or Debt Securities representing such series in exchange for such global Debt Security or Debt Securities.

        If specified by the Company with respect to a series of Debt Securities, the depository for such series of Debt Securities may surrender a global Debt Security for such series of Debt Securities in exchange in whole or in part for Debt Securities of such series in definitive form on such terms as are acceptable to the Company and such depository. Thereupon, the Company shall execute, and the Trustee shall authenticate and deliver, without service charge,

     (i) to each Person specified by such depository a new Debt Security or Debt Securities of the same series, of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the global Debt Security; and

    (ii) to such depository, a new global Debt Security in a denomination equal to the difference, if any, between the principal amount of the surrendered global Debt Security and the aggregate principal amount of Debt Securities delivered to Holders thereof.

        Upon the exchange of a global Debt Security for Debt Securities in definitive form, such global Debt Security shall be cancelled by the Trustee. Debt Securities issued in exchange for a global Debt Security shall be registered in such names and in such authorized denominations as the depository, for such global Debt Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such





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registered Debt Securities to the persons in whose names such Debt Securities are so registered.

        None of the Company, the Trustee, any Paying Agent or the Debt Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global Debt Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

4.      Ratification of Indenture.

        This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture, and as supplemented and modified hereby, the Indenture is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

5.      Trust Indenture Act Controls.

        If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act, the required provision shall control.

6. Indenture Definitions. Capitalized terms used in this Supplemental Indenture and not otherwise defined shall have the meanings ascribed to them in the Indenture.

7.      Governing Law.

        This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, provided, however, that the rights, duties and liabilities of the Trustee shall be governed by and construed in accordance with the laws of the State of Delaware so long as the Wilmington Trust Company is Trustee.

8.      Duplicate Originals.

        This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.





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        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

  (Seal)                                OLD REPUBLIC INTERNATIONAL CORPORATION

  Attest:

                                        By: ___________________________________
                                            A. C. Zucaro, Chairman of the Board
                                            and President


  (Seal)
                                        WILMINGTON TRUST COMPANY
                                        as Trustee
  Attest:


                                        By:
_________________________________          _________________________________





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State of Illinois )
                  )  ss:
County of Cook  )

        On the ____ day of June, 1997, before me personally came A. C. Zucaro, to me known, who, being by me duly sworn, did depose and say that he is Chairman of the Board and President of Old Republic International Corporation, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                               ______________________________




State of Delaware   )
      )  ss:
County of New Castle )

        On the _____ day of June, 1997 before me personally came ________________________, to me known, who, being by me duly sworn, did depose and say that he is Vice President of Wilmington Trust Company, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.



                                               ______________________________




SUPP-IND.





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